UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           _________________________

                                   FORM 8-K

                                CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

                           _________________________

        Date of Report (date of earliest event reported):  JULY 6, 2005


                              WAUSAU PAPER CORP.
            (Exact name of registrant as specified in its charter)


         WISCONSIN                  1-13923                   39-0690900
      (State or other          (Commission File              (IRS Employer
      jurisdiction of               Number)                 Identification
      incorporation)                                            Number)

                                100 PAPER PLACE
                            MOSINEE, WI 54455-9099
         (Address of principal executive offices, including Zip Code)

                                (715) 693-4470
             (Registrant's telephone number, including area code)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   * Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

   * Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   * Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   * Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                   INFORMATION TO BE INCLUDED IN THE REPORT


SECTION 2 - FINANCIAL INFORMATION

ITEM 2.02.  COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

      On July 6, 2005, the Company announced plans to permanently close the sulfite pulp mill at its Brokaw, Wisconsin, papermaking facility. Papermaking operations at the Central Wisconsin facility will be unaffected by the closure, as internally-generated sulfite pulp will be replaced by market pulp sourced from existing suppliers. The plan to close the sulfite pulp mill was outlined to affected employees on July 6.

      The closure, which is due to the pulp mill's high cost of operations and capital investment requirements related to the unit's aging plant and equipment, is expected to take place by the end of 2005. The closure of the sulfite pulp mill is expected to reduce the Company's average pre-tax cash cost of operations by approximately $4 million annually, with avoided capital investment adding another $4 million average annual benefit.

      In 2004, the pulp mill supplied 80,000 tons of pulp, or approximately half of the fiber requirements necessary to operate Brokaw's four paper machines. The shutdown will affect approximately 60 permanent jobs.

      Pre-tax closure and operating charges over the most recent and the next four quarters are estimated to be approximately $44 million, consisting primarily of non-cash charges related to the write-down of long-lived assets and inventories. The charges also include one-time termination benefits and other associated costs. Pre-tax closure charges of approximately $9 million, $23 million, and $11 million are expected in the second, third, and fourth quarters of 2005, respectively. The Company expects that the remaining pre-tax closure costs of approximately $1 million will be incurred during the first two quarters of 2006.

      The estimated costs to be incurred by the Company include approximately $33 million in accelerated depreciation charges through the anticipated closure date, $6 million related to the write-down of pulpwood and other inventories, $3 million in costs associated with the isolation of certain utility and other operations from the ongoing papermaking operations, $1 million in training and other employee-related costs, and $1 million in other related closure costs. The Company estimates that, net of amounts received from the liquidation of pulpwood inventories, cash needs to complete the closure will be minimal.

      Including the $0.12 per share after-tax charge related to the sulfite mill closure, the Company expects second quarter net losses of approximately $0.06 per share, which is consistent with the Company's earlier guidance for the second quarter.

FORWARD LOOKING STATEMENTS

      Statements concerning the Company's announced closure of the Brokaw sulfite pulp mill constitute forward-looking information regarding the Company pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. While the Company believes that these forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and all such statements involve risk and uncertainties that could cause actual results to differ materially from those contemplated in this report. The assumptions, risks, and uncertainties relating to the forward-looking statements in this report include general economic and business conditions, changes in the prices and supply of raw materials or energy, competitive pricing in the markets served by the Company as a result of economic conditions, overcapacity in the industry and the demand for paper products, manufacturing problems at Company facilities and various other risks and assumptions. These and other assumptions, risks, and uncertainties are described under the caption "Cautionary Statement Regarding Forward-Looking Information" in Item 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2004, and from time to time, in the Company's other filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

      Exhibit 99.1  News release dated July 6, 2005


                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    WAUSAU PAPER CORP.


Date:  July 6, 2005                 By:    SCOTT P. DOESCHER
                                           Scott P. Doescher
                                           Senior Vice President-Finance


                                 EXHIBIT INDEX
                                      TO
                                   FORM 8-K
                                      OF
                       WAUSAU-MOSINEE PAPER CORPORATION
                              DATED JULY 6, 2005
                 Pursuant to Section 102(d) of Regulation S-T
                        (17 C.F.R. Section 232.102(d))




99.1  NEWS RELEASE DATED JULY 6, 2005